Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ODETICS, INC.

Joel Slutzky hereby certifies as follows:

1.                                       He is the Chairman of the Board of Directors of Odetics, Inc., a Delaware corporation.

2.                                       Paragraph 1 of Article FOURTH of the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

“FOURTH:

1.                                       The total number of shares of stock which the Corporation shall have authority to issue is 14,600,000, consisting of 10,000,000 shares of Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), 2,600,000 shares of Class B Common Stock, par value $.10 per share (the “Class B Common Stock”), and 2,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”

3.                                       The foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

/S/ JOEL SLUTZKY
Joel Slutzky
Chairman of the Board of Directors

ATTEST:

/S/ JERRY MUENCH
Jerry Muench, Secretary

CERTIFICATE OF DESIGNATION

of

JUNIOR PARTICIPATING PREFERRED STOCK

of

ODETICS, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Odetics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 24, 1998;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates two series of Preferred Stock, par value $1.00 per share (together, the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Junior Participating Preferred Stock:

Section 1.  Designation and Amount.  The Corporation shall have the authority to issue two series of junior participating preferred stock, to be designated Series A Preferred Stock and Series B Preferred Stock (together, the “Preferred Stock”), which shall have identical rights, preferences, privileges and limitations as set forth herein, except with respect to voting rights as set forth in Section 3 hereof.  The number of shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000), and the number of shares constituting the Series B Preferred Stock shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Stock.

Section 2.  Dividends and Distributions.

(A)                              Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Preferred Stock with respect to dividends, each holder of a share of Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, One Thousand (1,000) times the aggregate per share amount of all cash dividends, and One Thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a share or fraction of Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                                The Corporation shall declare a dividend or distribution on the shares of Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Distribution Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share of Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)                                Dividends shall begin to accrue and be cumulative on each outstanding share of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such share of Preferred Stock, unless the date of issue of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such share shall begin to accrue from the date of issue of such share, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)                              Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to One Hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(B)                                Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to One Thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred

Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)                                Except as set forth herein, or as otherwise provided by law, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A)                              Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                     declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

(ii)                                  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the shares of Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)                               redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock; or

(iv)                              redeem or purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)                                The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the

Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.

(A)                              Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received One Thousand Dollars ($1,000) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except distributions made ratably on the Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                                In the event, however, that there are not sufficient assets available to permit payment in full to the Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C)                                In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to One Thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Preferred Stock shall not be redeemable.

Section 9.  Rank.  The Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s preferred stock.

Section 10.  Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of each series of Preferred Stock, each voting as a separate class.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and its corporate seal attested by its Secretary this 24th day of April, 1998.

		Name:	Joel Slutzky
		Title:	Chairman of the Board and
Chief Executive Officer

Attest:

Name:	Jerry Muench
Title:	Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ODETICS, INC.
(a Delaware corporation)

Odetics, Inc., a Delaware corporation, does hereby certify that:

1.                                       Paragraph 1 of Article FOURTH of the Certificate of Incorporation of said corporation is hereby amended and restated in its entirety to read as follows:

“FOURTH:

1.                                       The total number of shares of stock which the Corporation shall have authority to issue is Fifty-four Million Six Hundred Thousand (54,600,000), consisting of Fifty Million (50,000,000) shares of Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), Two Million Six Hundred Thousand (2,600,000) shares of Class B Common Stock, par value $.10 per share (the “Class B Common Stock”), and Two Million (2,000,000) shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”

2.                                       The foregoing amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 6th day of November 2001.

/S/ JOEL SLUTZKY
Joel Slutzky
Chairman of the Board and Chief Executive Officer